GROOME CAPITAL.COM INC.
                             AGENCY AGREEMENT

April 10, 2000

Urbana.ca, Inc.
211 Water Street North
Cambridge, Ontario
N1R 3B9

Attention:  Mr. Jason Cassis

Dear Sirs/Mesdames:

Groome Capital.com Inc. (the "Agent") understands that Urbana.ca, Inc. (the "Corporation") desires to issue and sell special warrants of the Corporation (the "Special Warrants"). Each Special Warrant will entitle the holder thereof to receive upon exercise or deemed exercise thereof, without additional payment, subject to adjustment, one unit (a "Unit") each Unit consisting of one common share of the Corporation (collectively, the "Common Shares") and one-half of one common share purchase warrant of the Corporation (collectively, the "Warrants") as more particularly described in Schedule "A" attached hereto. The offering of the Offered Securities (as defined below) by the Corporation is hereinafter referred to as the "Offering".

In this Agreement, the term "Offered Securities" shall mean, collectively, the Special Warrants and, where applicable, the Unit Shares (as herein defined) issuable upon the exercise of the Special Warrants, the Warrants (as herein defined) and the Common Shares of the Corporation issuable upon exercise of the Warrants (the "Warrant
Shares").

The Agent hereby agrees to act as the agent of the Corporation to use its commercially reasonable best efforts to offer for sale and obtain subscriptions for the Special Warrants from Purchasers (as hereinafter defined), upon and subject to the terms and conditions contained herein, and by its acceptance hereof the Corporation agrees to the appointment of the Agent, as the Corporation's exclusive agent in respect of the Offering in Canada; provided that the Agent shall be under no obligation to purchase any of the Special Warrants.

In consideration of the services to be rendered by the Agent in connection with the Offering, the Corporation agrees to pay the Agency Fee (as hereinafter defined) to the Agent.

Subject to the terms hereof, the Corporation agrees that the Agent will be permitted to appoint other registered dealers (or other dealers duly qualified in their respective jurisdictions) as its agents to assist in the Offering and that the Agent may determine the remuneration payable to such other dealers appointed by it, however in no case should such remuneration exceed that payable to the Agent hereunder. In the event the remuneration payable to a sub-agent is paid directly by the Corporation, the amount so paid shall be deducted from the amount otherwise payable to the Agent. No person shall be appointed a sub-agent in Canada unless such person has either agreed in writing to be bound by the terms of this Agreement or the Sub-Agent has entered into an agreement with the Agent providing for substantially the same obligations and covenants of the sub-agent as is contained herein in respect of the Agent.

This offer is conditional upon and subject to the additional terms and conditions set forth below.

The form of agreement between the Corporation and each purchaser providing for the subscription by each purchaser of Special Warrants (the "Subscription Agreement") is attached hereto as Schedule "E".
The Special Warrants shall be issued pursuant to the provisions of a Special Warrant Agreement (the "Special Warrant Agreement") to be entered into between the Corporation and the Trustee. The terms and conditions of the Special Warrant Agreement shall be consistent with the terms and conditions herein contained and shall be satisfactory to the Agent and their counsel, acting reasonably.

Exercise of Special Warrants

The Special Warrants may, subject to the provisions hereof, be exercised by the holder thereof by surrendering the Special Warrants to Pacific Corporate Trust Company (the "Trustee") at any time after the Time of Closing (as hereinafter defined) and on or before 4:30 p.m. (Toronto time) on the earlier of (the "Time of Expiry"): (i) the fifth (5th) Business Day (as hereinafter defined) after the Qualification Date; and
(ii) and the date which is twelve (12) months following the Closing Date. Any Special Warrants not exercised prior to the Time of Expiry shall be deemed to be exercised by the holders thereof immediately prior to such time without any further action on the part of such holders.

Conversion Rate Increase

In the event that the Qualification Date does not occur on or before 5:00 p.m. (Toronto time) on the date which is 150 days after the Closing Date (the "Qualification Deadline"), provided that if such day is not a Business Day, then the next following Business Day, or such later date as may be approved in writing (with notification to the Trustee) by the Agent in its sole and absolute discretion not less than five (5) Business Days prior to the end of the Qualification Deadline, each Special Warrant shall thereafter automatically entitle the holder to receive, without further payment, one Unit comprising 1.1 Common Shares and 0.55 of a Warrant, in lieu of 1 Common Share and 0.50 of a Warrant (the "Conversion Rate Increase").

1.  Interpretation

1.1 Unless expressly provided otherwise, where used in this Agreement or any schedule hereto, the following terms shall have the following meanings, respectively:

"Agency Fee", "Agent's Compensation Options", "Agent's Warrants" and "Fiscal Advisory Fee" have the meanings ascribed thereto respectively in section 4 of this Agreement;

"Agent" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

"Applicable Securities Laws" means, collectively, the applicable securities laws of the Qualifying Provinces, the respective regulations, rules, rulings and orders made thereunder, the applicable policy statements issued by the Securities Commissions and the securities legislation and policies of each other relevant jurisdiction in Canada (collectively the "Canadian Securities Laws") and the U.S. Securities Laws;

"Business Day" means any day other than a Saturday, Sunday or statutory or municipal holiday in the City of Toronto, Ontario;

"Closing Date" means the date on which the Offering, as specified in Schedule "A" hereto is completed which includes the Offering in the United States and which date shall be signed off in writing as between the Agent and the Corporation;

"Common Share" or "Common Shares" means the current issued and outstanding common shares in the capital of the Corporation, the common shares issuable upon the exercise of the Special Warrants and the Agent's Compensation Options, as the context requires;

"Corporation" means Urbana.ca, Inc.;

"Disclosure Documents" means all of the documents of the Corporation which have been filed with the Securities Commissions, the SEC or the Exchange during the period commencing one year prior to the date hereof and ending immediately prior to the Time of Closing;

"Distribution" means the proposed issuance of Unit Shares and Warrants to the holders of Special Warrants on the exercise or deemed exercise of the Special Warrants;

"Effective Registration" means the registration of the resale of the Unit Shares and the Common Shares issuable upon exercise of the Warrants pursuant to a Registration Statement which has been filed in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act, or any successor rule providing for offering securities on a continuing basis, and the declaration or ordering of the effectiveness of such Registration Statement by the SEC and all applicable state regulatory authorities;

"Exchange" means the Over-the-Counter Bulletin Board in the United
States;

"Final Prospectus" means the (final) prospectus of the Corporation qualifying the Underlying Securities, as qualified herein with respect to the Agent's Compensation Options;

"including" means including without limitation;

"Intellectual Property" means all trademarks, tradenames, patents, copyrights, service marks, including all pending applications with respect to any of the foregoing, all industrial designs and all other industrial or intellectual property owned or used by the Corporation under license, in the conduct of its business;

"knowledge", "to the knowledge of", "to the best of the knowledge" means, in respect of any representation or warranty given by the Corporation, to the knowledge, information and belief of the Corporation after having made all reasonable and necessary reviews of its books and records and inquiries of all appropriate persons with respect to the subject matter of such representation or warranty;

"material" means material in relation to the Corporation;

"material change" means a material change as defined under the Applicable Securities Laws or any of them or where undefined under the Applicable Securities Laws of a jurisdiction means a change in the business, operations or capital of the Corporation that would reasonably be expected to have a significant effect on the market price or value of any of the Corporation's securities and includes a decision to implement such a change made by the Corporation's board of directors or by senior management of the Corporation who believe that confirmation of the decision by the board of directors is probable;

"material fact" means a material fact as defined under the Applicable Securities Laws or any of them or where undefined under the Applicable Securities Laws of a jurisdiction means a fact that significantly affects, or would reasonably be expected to have a significant effect on. the market price or value of any of the Corporation's securities;

"misrepresentation" means a misrepresentation as defined under the Applicable Securities Laws or any of them or where undefined under the Applicable Securities Laws of a jurisdiction means (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

"Offered Securities" shall have the meaning ascribed thereto in the second paragraph of this Agreement;

"Offering" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

"Offering Documents" means, collectively, the Preliminary Prospectus, the Final Prospectus, any Supplementary Material and the Registration Statement;

"Outstanding Convertible Securities" means all options, (including options granted or proposed to be granted to officers, directors or employees), warrants, other rights to acquire securities and other convertible securities outstanding as at the date of this Agreement, whether issued pursuant to an established plan or otherwise, particulars of which are set out in Schedule "B" hereto;

"person" includes any individual, corporation, limited partnership, general partnership, joint stock company or association, joint venture association, company, trust, bank, trust company, land trust, investment trust, society or other entity, organization, syndicate whether incorporated or not, trustee, estate trustee, executor or other legal or personal representative, and governments and agencies and political subdivisions thereof;

"Preliminary Prospectus" means the preliminary prospectus of the Corporation relating to the distribution of (i) the Unit Shares and Warrants issuable on the exercise of the Special Warrants in the Qualifying Provinces, and (ii) to the extent permitted by the Ontario Securities Commission, the Agent's Compensation Options;

"President's List means the list of subscribers for Special Warrants in the Qualifying Provinces or other jurisdictions in Canada, and the United States as identified by the Corporation in writing to the Agent;

"Private Placement Exemptions" means the prospectus and registration exemptions pursuant to the Applicable Securities Laws, pursuant to which the Special Warrants are to be issued in the Qualifying Provinces and in the United States, as more specifically set out in Schedule "A" hereto;

"Prospectus" means a prospectus, including any amendments made thereto, which upon issuance of a receipt by each of the Securities Commission for the final prospectus will qualify the Distribution;

"Purchasers" means, collectively, each of the purchasers of Special Warrants pursuant to the Offering (including, if applicable, the Agent if it is purchasing Special Warrants);

"Qualification Date" means the date which is the later of the date on which all of the Securities Commissions have issued a receipt for the final Prospectus and the date of an Effective Registration;

"Qualifying Provinces" means the provinces of Alberta, British Columbia, Ontario and Quebec;

"Registration Statement" means a registration statement of the Corporation under the 1933 Act covering the resale of the Unit Shares and the Warrant Shares;

"Regulation S" means Regulation S under the 1933 Act;

"SEC" means the United States Securities and Exchange Commission;

"Securities Commissions" means, collectively, the securities commissions or similar regulatory authorities in each of the Qualifying Provinces;

"Selling Group" means, collectively, those registered dealers appointed by the Agent to assist in the Offering as contemplated in the fifth paragraph of this Agreement;

"Significant Interest Companies" means those companies in which the Corporation holds 20% or more of the outstanding voting securities;

"Special Warrant Agreement" means the special warrant agreement to be entered into between the Corporation and the Trustee, in such form and containing such terms as approved by the Corporation and its counsel and the Agent and its counsel;

"Special Warrants" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

"Subscription Agreements" means, collectively, the subscription agreements entered into between, inter alia, the Purchasers and the Corporation in respect of the Offering, the form of which is attached hereto in blank as Schedule "E";

"Subsidiary" has the meaning as ascribed to such term in the Business Corporations Act (Ontario);

"Supplementary Material" means, collectively, any amendment to the Final Prospectus, any amended or supplemental prospectus or ancillary material required to be filed with any of the Securities Commissions in connection with the distribution of the Underlying Securities;

"Survival Limitation Date" means the later of: (i) the second anniversary of the Closing Date; and (ii) the latest date under the Applicable Securities Laws relevant to a Purchaser (non-residents of Canada being deemed to be resident in the Province of Ontario for such purposes) that a Purchaser may be entitled to commence an action or exercise a right of rescission, with respect to a misrepresentation contained in the Final Prospectus or, if applicable, any Supplementary Material;

"Time of Closing" means the time on the Closing Date at which the Offering is to be completed, as specified in Schedule "A" attached hereto;

"Trustee" means Pacific Corporate Trust Company;

"Underlying Securities" means the Agent's Compensation Options issuable upon the exercise of the Agent's Warrants and the Unit Shares and Warrants issuable upon the exercise of the Special Warrants and the Warrant Shares issuable upon the exercise of the Warrants, the particulars of which are set out in Schedule "A" attached hereto;

"Unit" has the meaning ascribed thereto in the first paragraph of this Agreement;

"Unit Shares" means the Common Shares issued by the Corporation on the exercise of the Special Warrants and on the exercise of the Agent's Compensation Options.

"U.S. Person" shall have the meaning ascribed to such term in Regulation S under the 1933 Act;

"U.S. Securities Laws" means, collectively, all applicable federal and state securities laws in the United States, including all "Blue Sky" laws, and all regulations and forms prescribed thereunder, together with all applicable published policy statements, releases and rulings of the SEC and any applicable state securities regulatory authorities;

"Warrants" means the whole Common Share purchase warrants to be issued by the Corporation on the exercise of the Special Warrants and on the exercise of the Agent's Compensation Options, the particulars of which are set out in Schedule "A" attached hereto;

"Warrant Shares" means the Common Shares issuable upon exercise of the Warrants, the particulars of which are set out in Schedule "A" hereto; and

"1933 Act" means the United States Securities Act of 1933, as amended.

1.2 The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.

1.3 This Agreement shall be governed by and construed exclusively in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, and the parties irrevocably agree to attorn to and submit to the jurisdiction of the courts of Ontario with respect to any dispute related to this Agreement;

1.4 Unless otherwise stated herein, all amounts expressed herein in terms of money refer to lawful currency of the United States and all payments to be made hereunder shall be made in such currency.

1.5 For the purposes of this Agreement, where the Canadian dollar equivalent is being paid for an amount denoted in U.S. dollars, the exchange rate applicable with respect to the payment in the Canadian dollar equivalent shall be the noon buying rate in the City of New York for cable transfers in Canadian dollars as certified for custom purposes by the Federal Reserve Bank of New York on the day which is the Business Day immediately preceding the date of such payment is being made in Canadian equivalent dollars.

1.6 The following are the schedules attached to this Agreement, which schedules (including the representations, warranties and covenants set out therein) are deemed to be a part hereof and are hereby incorporated by reference herein:

Schedule "A" - Details of the Offering

Schedule "B" - Outstanding Convertible Securities

Schedule "C" - Material Changes ("Disclosure Schedule")

Schedule "D" - List of Subsidiaries

Schedule "E" - Form of Subscription Agreement

1.7 Unless the context otherwise requires, references herein to the "Offering" shall be deemed to a reference to the Offering in Canada and references herein to the "Purchasers" shall be deemed to be references to Purchasers in the Qualifying Provinces or other jurisdictions in Canada where the Special Warrants are sold.

2.  Nature of Transaction

2.1 Each Purchaser resident in the Qualifying Provinces or resident in the United States and each U.S. Person shall purchase Special Warrants under one or more Private Placement Exemptions so that the purchases of such Special Warrants will be exempt from the prospectus and registration requirements of the Applicable Securities Laws. Each other Purchaser shall purchase in accordance with such procedures as the Corporation and the Agent may mutually agree, acting reasonably, in order to fully comply with the Applicable Securities Laws. It is expressly understood and agreed that other than the identification of a duly registered U.S. broker for the purposes set forth in Section 4.1 hereof, the Agent shall not perform any services or have any duties with respect to subscriptions from United States residents or U.S. Persons. The Corporation hereby agrees to use all reasonable efforts to secure compliance with all securities regulatory requirements on a timely basis in connection with the distribution of the Special Warrants to the Purchasers, including, without limitation, by filing within the periods stipulated under Applicable Securities Laws, and at the Corporation's expense, all private placement forms required to be filed by the Corporation and the Purchasers, respectively, in connection with the Offering and paying all filing fees required to be paid in connection therewith so that the distribution of the Special Warrants may lawfully occur without the necessity of filing a prospectus or any similar document under the Applicable Securities Laws, including, an offering memorandum as defined in Rule 14-501 of the Ontario Securities Commission or in or in subsection 1(m.2) of the Securities Act (Alberta). The Agent agrees to assist the Corporation in all reasonable respects to secure compliance with all regulatory requirements in the Qualifying Provinces in connection with the Offering. The Agent will notify the Corporation with respect to the identity of each Purchaser as soon as practicable and with a view to leaving sufficient time to allow the Corporation to secure compliance with all relevant regulatory requirements under Applicable Securities Laws relating to the sale of the Special Warrants.

3.  Covenants and Representations of the Agent

3.1 The Agent covenants with the Corporation that it will (and will use its reasonable efforts to cause the members of the Selling Group to ensure that they will): (i) conduct its activities in connection with arranging for the sale of the Special Warrants and in distributing the Underlying Securities in compliance with the Canadian Securities Laws;
(ii) not deliver to any prospective Purchaser any document or material without the consent of the Corporation; (iii) not solicit offers to purchase or sell the Special Warrants so as to require registration thereof or filing of a prospectus with respect thereto under the laws of any jurisdiction including, without limitation, the United States of America or any state thereof and not solicit offers to purchase or sell the Special Warrants in any jurisdiction outside of Canada where the solicitation or sale of the Special Warrants would result in any ongoing disclosure requirements in such jurisdiction, any registration requirements in such jurisdiction except for the filing of a notice or report of the solicitation or sale, or where the Corporation may be subject to liability in connection with the sale of the Special Warrants which is materially more onerous than its liability under the Applicable Securities Laws to which it would be subject after the completion of the Private Placement; (iv) obtain from each Purchaser an executed Subscription Agreement in the form attached hereto as Schedule "E", together with all documentation as may be necessary in connection with subscriptions for Special Warrants; (v) upon the Corporation obtaining the necessary receipts therefor from the Securities Commissions in the Qualifying Provinces, deliver one copy of the Final Prospectus (together with any Supplementary Material required to be provided to the Purchasers) to each of the Purchasers within the time period required by Applicable Securities Laws; (vi) refrain from advertising the Offering in printed public media, radio, television or telecommunications, including electronic display, and not make use of any green sheet or other internal marketing document without the consent of the Corporation; (vii) not make any representations or warranties with respect to the Corporation, the Special Warrants or the Underlying Securities, other than as set forth in the Preliminary Prospectus, the Final Prospectus, any Supplementary Material, any Subscription Agreement, this Agreement or in publicly available information filed by the Corporation; (viii) not solicit offers from a U.S. Person; and (ix) provided that they are otherwise satisfied, in their sole discretion, that it is responsible for them to do so, execute and deliver to the Corporation any certificate required to be executed by them under Canadian Securities Laws in connection with the Preliminary Prospectus, the Final Prospectus and any Supplementary Material.

4.  Agent's Compensation

4.1 In consideration of the Agent's services to be rendered to the Corporation in connection herewith, including, without limitation, soliciting offers to purchase the Special Warrants, acting as financial advisor to the Corporation in respect of the sale of the Special Warrants, preparation of relevant documentation including assisting the Corporation in connection with the preparation of the Offering Documents, performing administrative work in connection with such matters, and all other services arising out of this Agreement, the Corporation agrees, subject to and upon the terms and conditions set out herein, to pay or cause to be paid to the Agent at the Time of Closing a fee equal to 8% of the amount of the aggregate gross proceeds from the sale of Special Warrants to Purchasers pursuant to the Offering in Canada and to grant to the Agent non-assignable warrants (the "Agent's Warrants") to acquire, without payment of additional consideration, compensation options (the "Agent's Compensation Options"). The Agent's Compensation Options will entitle the Agent to purchase at $4.50 (U.S.) per Unit, at any time on or prior to 4:30 p.m. (Toronto time) 12 months following the Closing Date, a number of Units equal to 10% of the number of Special Warrants sold under the Offering in the aggregate, including any portion of the Offering sold in the United States notwithstanding that the Agent has not conducted any activity in furtherance of soliciting offers in the United States other than the identification of a duly registered U.S. broker to be retained by the Corporation to provide administrative services in the United States, and notwithstanding that any of such sales are made to persons on the President's List. The Agent's Warrants may be exercised into non-assignable Agent's Compensation Options during the period commencing at the Time of Closing on the Closing Date, and ending at the earlier of 4:30 p.m. (Toronto time) on the fifth (5th) Business Day following the Qualification Date and 12 months following the Closing Date. The Corporation shall use its commercial best efforts to qualify the Agent's Compensation Options issuable upon exercise of the Agent's Warrants under the Final Prospectus and to register the resale of the Unit Shares and the Warrant Shares underlying the Agent's Compensation Options under the U.S. Securities Laws for a period of not less than 3 years following the Closing Date. The parties confirm that in the event the Agent appoints other registered dealers ("Sub-Agents") to assist in the Offering, then such Sub-Agents shall be entitled to receive Agent's Warrants as part of their compensation whether directly registered in such Sub-Agents' names or assigned by the Agent to such Sub-Agent, on the same basis as the Agent is entitled to receive Agent's Warrants provided that the maximum number of Agent's Warrants, issued by the Corporation shall not exceed 10% of the Special Warrants sold under the Offering.

4.2 In connection with proceeds received from subscriptions by those persons identified on the President's List, the Agent shall be entitled, notwithstanding Section 4.1, but subject to the limitation hereinafter set forth, to an Agent's Fee equal to 4% of the amount of the aggregate gross proceeds, not to exceed U.S. $8,000,000, from the sale of the Special Warrants to Purchasers identified on the President's List. To the extent the proceeds received from subscriptions by those persons identified on the President's List exceed $8,000,000, then the Agent, notwithstanding anything to the contrary contained in Section 4.2 or
Section 4.3 shall be entitled to a fee of 8% of the proceeds so received in excess of $8,000,000.

4.3 With respect to the purchase of Special Warrants by U.S. Persons who are identified in writing to be on the President's List and notwithstanding that the Agent has not carried on any sales activities with respect thereto, the Agent shall be entitled to a fiscal advisory fee equal to 4% of the amount of the aggregate gross proceeds received by such person from the sale of the Special Warrants. The Corporation acknowledges and agrees that the only purchases in the United States of Special Warrants shall be by U.S. Persons who are identified in writing to be on the President's List.

4.4  The fees payable to the Agent pursuant to Sections 4.1, 4.2 and
4.3 are herein collectively referred to as the "Agent's Fee".

4.5 The Corporation and the Agent acknowledge and agree that if a separate fee were to have been charged to the Corporation for the services described above pertaining to the distribution of the Special Warrants, such separate fee would represent more than 50% of the Agent's Fee, and the Agent further acknowledges and agrees that the Agent will rely on the foregoing in not charging G.S.T. on such fees. Should it be determined by Revenue Canada, Customs, Taxation and Excise that G.S.T. should have been charged and is otherwise exigible on all or any part of the Agent's Fee, the Corporation shall pay forthwith to the Agent on demand an amount equal to the G.S.T. determined to be exigible.

4.6 The maximum amount that the Corporation shall be entitled to identify and denote as being on the President's List, in the aggregate, shall not exceed U.S. $8,000,000.

5.  Representations, Warranties and Covenants of the Corporation

5.1 The Corporation hereby represents, warrants and covenants to and with the Agent and the Purchasers that:

(a) it will as soon as practicable after the Closing Date and, in any event, within applicable time periods under the Applicable Securities Laws, file such documents as may be required under the Applicable Securities Laws relating to the private placement of the Special Warrants which, without limiting the generality of the foregoing, shall include a Form 45-501F1 as prescribed by Rule 45-501 of the Ontario Securities Commission and the equivalent provisions thereto in the other Qualifying Provinces, and pay all filing fees required to be paid in connection therewith;

(b) it will use its commercial best efforts to cause the Prospectus (and any other documents required to be filed therewith) to be prepared and filed, and receipts obtained therefor, in each of the Qualifying Provinces in accordance with the Canadian Securities Laws as soon as practicable, and in any event within 150 days, following the Closing Date, which Prospectus shall be, in form and substance, satisfactory to the Corporation and the Agent, each acting reasonably and to take all other steps and proceedings that may be reasonably necessary in order to qualify the Unit Shares and Warrants issuable upon exercise of the Special Warrants for distribution to the public in each of the Qualifying Provinces and to qualify the Agent's Compensation Options for distribution by the Agent in the Province of Ontario to the extent permitted by the Ontario Securities Commission;

(c) during the period commencing with the date hereof and ending on the first Business Day which is 150 days after the Closing Date, not issue, or agree or commit to issue, any Common Shares or securities convertible into or exchangeable for Common Shares without the prior consent in writing of the Agent, such consent not to be unreasonably withheld, save and except such Common Shares or securities convertible into or exchangeable for Common Shares issued in connection with and in satisfaction of indebtedness owing by the Corporation to its creditors including pursuant to a private placement of promissory notes provided that the number of Common Shares issued in satisfaction of such indebtedness shall not exceed [U.S. $1,250,000] and save and except for any Common Shares issued in connection with the transaction identified in a letter of understanding dated August 31, 1999 between E-Bill Direct Inc. and J.D. Donahue & Associates Inc. The Agent agrees that this covenant shall not apply to the disposition of Common Shares or securities convertible into or exchangeable for Common Shares pursuant to options or other rights to acquire Common Shares existing on the date hereof which have been granted by the Corporation or which may from time to time during such 150 day period be granted to its directors, officers, employees, independent contractors or consultants;

(d) the Corporation will assure that any offers and sales of Special Warrants in the United States or to U.S. Persons are exempt from registration and qualification under U.S. Securities Laws.

(e) it will use its commercial best efforts to ensure that the resale of the Unit Shares issuable upon the exercise of the Special Warrants and the Agent's Compensation Options and the Warrant Shares issuable pursuant to the exercise of the Warrants will be registered under all applicable U.S. Securities Laws during a period commencing not later than 150 days following the Closing Date and ending not earlier than three years from the Closing Date and that the same shall be listed and posted for trading on the Exchange upon their issue;

(f) the National Association of Securities Dealers has cleared the Corporation for quotation of its Common Shares on the Exchange and that it will use its commercial best efforts to list the Unit Shares, Warrants Shares and all other outstanding shares of its common stock on the NASDAQ National Market or if the Corporation does not meet the listing requirements of the NASDAQ National Market, on the NASDAQ SmallCap Market, as soon as possible following the Closing Date but in the event not later than 90 days following the Closing Date and shall thereafter maintain such listing in good standing;

(g) it will promptly comply with all filing and other requirements under Applicable Securities Laws in connection with the Offering, including, if required, the filing of amendments to the Final Prospectus in each of the Qualifying Provinces;

(h) the Corporation does not have any Subsidiaries or Significant Interest Companies other than as set forth in Schedule "D";

(i) Schedule "D" is a complete list of each Subsidiary and the particulars of the types and percentages of securities in each Subsidiary; the Corporation holds all such securities free and clear of all mortgages, liens, charges, pledges, security, interests, encumbrances, claims and demands whatsoever except as otherwise disclosed in such schedule;

(j) the Corporation (i) is duly existing under the Revised Statutes of Nevada, Chapter 78, pertaining to Private Corporations (as therein defined) (the "Act") and is and will at the Time of Closing be validly existing and in good standing under the laws of the State of Nevada;
(ii) has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets and is duly qualified or licensed and in good standing in each jurisdiction where it carries on business or where the location of its assets requires it to be so licensed or qualified; and (iii) has all required corporate power and authority to create, issue and sell the Offered Securities, to create and issue the Underlying Securities, to enter into this Agreement, and the Subscription Agreements and to carry out the provisions of each of such agreements;

(k) each Subsidiary has been duly incorporated or amalgamated, as applicable, and duly organized and is and will at the Time of Closing:
(i) be validly existing and in good standing laws of its jurisdiction of incorporation or amalgamation, as the case may be; (ii) have all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets;

(l) the Corporation, and each Subsidiary, is in all material respects conducting its business in compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated and all such licences, registrations and qualifications are and will at the Time of Closing be valid, subsisting and in good standing, except in respect of matters which do not and will not result in any material adverse change to the business, business prospects or condition (financial or otherwise) of the Corporation or any Subsidiary and except for the failure to be so qualified or the absence of any such licence, registration or qualification which does not and will not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation or any Subsidiary;

(m) the authorized capital of the Corporation consists of 70,000,000 Common Shares with a par value of $0.001 per share and 10,000,000 preferred shares with a par value of $0.001 per share and, as at the date hereof, the issued and outstanding capital of the Corporation consists solely of [22,048,293] Common Shares;

(n) except as disclosed in the Disclosure Documents, or in Schedule "B" hereto, the Corporation does not have any Outstanding Convertible Securities and, except under this Agreement and as otherwise disclosed in Schedule "B", no person now has any agreement or option or right or privilege capable of becoming an agreement for the purchase, subscription or issuance of any unissued shares, securities or warrants of the Corporation;

(o) the Corporation and each Subsidiary possesses all material certificates, authority, permits or licences issued by the appropriate federal, state, provincial or municipal regulatory agencies or bodies necessary to conduct the business now owned or operated by it, and the Corporation has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, permit or licence which, if the subject of an unfavourable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Corporation;

(p) except as otherwise disclosed in the Disclosure Documents or in Schedule "C" annexed hereto, or otherwise disclosed to the Agent in writing, since the date of the audited financial statements for the fiscal period ended December 31, 1999, including the notes to the said financial statements:

(i) there has not been any material change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Corporation that has not been publicly disclosed in the manner required by the Applicable Securities Laws;

(ii) there has not been any material change in the capital stock or long-term debt of the Corporation that has not been publicly disclosed in the manner required by the Applicable Securities Laws;

(iii) there has not been any material change in the business, business prospects, condition (financial or otherwise) or results of the operations of the Corporation, on a consolidated basis, that has not been publicly disclosed in the manner required by the Applicable
Securities Laws; and

(iv) except as has been publicly disclosed in the manner required by the Applicable Securities Laws since its last fiscal year end, the Corporation and each Subsidiary has carried on its business in the ordinary course;

(q) the audited consolidated financial statements of the Corporation for the fiscal period ended December 31, 1999, and any unaudited financial statements of the Corporation for any subsequent period prior to the Closing Date, have been prepared in accordance with American generally accepted accounting principles consistently applied and present fairly the financial condition and results of operations and changes in cash flow of the Corporation (including the assets and liabilities whether absolute or contingent or otherwise), on a consolidated basis for the periods then ended;

(r) there is no action, proceeding or investigation (whether or not purportedly by or on behalf of the Corporation or any Subsidiary) pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation or any Subsidiary, at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign, which in any way materially adversely affects, or which if determined adversely to the Corporation may materially adversely affect, the Corporation or the condition (financial or otherwise) of the Corporation on a consolidated basis, or which questions the validity of the Offered Securities, the Underlying Securities or of the issuance thereof as fully paid and non-assessable securities or any action taken or to be taken by the Corporation pursuant to or in connection with this Agreement. There are no judgments, awards, orders, decrees or executions outstanding against the Corporation or any Subsidiary or its business or any of its property or assets resulting in an aggregate monetary obligation in excess of $5,000;

(s) the execution and delivery of this Agreement, the Subscription Agreements, the Special Warrant Agreement and the certificates representing the Special Warrants and the Agent's Warrants by the Corporation, the performance and compliance with the terms of this Agreement, the Subscription Agreements, the Special Warrant Agreement, the sale of the Offered Securities and the issuance of the Underlying Securities by the Corporation, will not result in any material breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constating documents, by-laws or resolutions of the Corporation or any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Corporation is a party or by which it is bound or any judgment, decree, order, statute, rule or regulation applicable to the Corporation;

(t) the Corporation is and will at the Time of Closing be a "reporting company" with a class of equity securities registered pursuant to
Section 12(g) of the United States Securities Exchange Act of 1934, as amended (the "1934 Act"); the Corporation and its Subsidiaries are not in violation of any Applicable Securities Laws and the Corporation will use its best efforts to maintain such status for a period of at least twelve (12) months from the expiry of the Warrants. In particular, without limiting the foregoing, the Corporation has at all times complied with its obligations to make timely disclosure of all material changes relating to it pursuant to the 1934 Act, and its reports pursuant to the 1934 Act, taken as a whole, do not contain a material misstatement or omission;

(u) the Common Shares are listed and quoted for trading on the Exchange, the Corporation is not in default or breach of any of the rules, policies and by-laws of the Exchange, no order ceasing or suspending trading in any securities of the Corporation or prohibiting the sale of the Offered Securities, the issuance of the Underlying Securities or the trading of any of the Corporation's issued securities has been issued and no proceedings for such purpose are pending or, to the knowledge of the Corporation, threatened;

(v) the auditors of the Corporation who audited the financial statements of the Corporation most recently delivered to the securityholders of the Corporation and who delivered their report with respect thereto are independent public accountants as required by the Applicable Securities Laws;

(w) there has never been any reportable disagreement (within the meaning of National Policy Statement No. 31 of the Canadian Securities Administrators) with the present or any former auditor of the Corporation to the knowledge of the Corporation's current management, there has never been a disagreement or resignation of the Corporation's auditors which was a required subject of disclosure pursuant to the 1934 Act, the 1933 Act or any rule or regulation adopted thereunder;

(x) the Corporation, and each Subsidiary has established on its books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Corporation and, to the knowledge of the Corporation, there are no audits pending of the tax returns of the Corporation or any Subsidiary (whether federal, state, provincial, local or foreign) and there are no claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any governmental agency of any deficiency that would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation and each Subsidiary taken as a whole;

(y) all taxes (including income tax, capital tax, goods and services tax, sales tax, payroll taxes, employer health tax, workers' compensation payments, custom and land transfer taxes, duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, "Taxes") due and payable by the Corporation and each Subsidiary have been paid. All tax returns, declarations, remittances and filings required to be filed by the Corporation and each Subsidiary have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate. No domestic or foreign taxation authority has asserted or, to the Corporation's knowledge, threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Corporation (including, without limitation, any predecessor companies) filed for any year which would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation taken as a whole;

(z) neither the Corporation nor any Subsidiary, nor to the Corporation's knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any material contract, joint venture agreement, license or other instrument and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case, which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation on a consolidated basis;

(aa) prior to the filing of the Preliminary Prospectus and thereafter and prior to the filing of the Final Prospectus and any Supplementary Material, the Corporation will allow the Agent to participate fully in the preparation of the Preliminary Prospectus, the Final Prospectus and any such Supplementary Material and shall allow the Agent to conduct all due diligence which it may reasonably require to conduct in order to fulfil its obligations and in order to enable it responsibly to execute the certificate required to be executed by it at the end of each of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material;

(bb) the Corporation will deliver from time to time without charge to the Agent as many copies of the Preliminary Prospectus, the Final Prospectus, any Supplementary Material as it may reasonably request for the purposes contemplated hereunder and contemplated by the Applicable Securities Laws in the Qualifying Provinces and such delivery shall constitute the consent of the Corporation to the Agent's use of such documents in connection with the distribution to the public of the Underlying Securities, subject to the provisions of the Applicable Securities Laws in the Qualifying Provinces and the provisions of this Agreement. The deliveries to be made pursuant to this subsection shall constitute the Corporation's representation and warranty that, at the time of delivery thereof, all information and statements (except information and statements relating solely to the Agent) contained in the Preliminary Prospectus, the Final Prospectus and the Supplementary
Material: (i) were true and correct in all material respects; (ii) contained no misrepresentation; and (iii) when read together constituted full, true and plain disclosure of all material facts relating to the Special Warrants, the Agent's Warrants and the Underlying Securities. Such delivery shall also constitute the Corporation's consent to the Agent's use of the Preliminary Prospectus, Final Prospectus and Supplementary Material in the Qualifying Provinces in compliance with the provisions of this Agreement and all Applicable Securities Laws;

(cc) all the information and statements to be contained in the Preliminary Prospectus, Final Prospectus, any Supplementary Material and the Registration Statement shall, at the date of delivery thereof, constitute full, true and plain disclosure of all material facts relating to each of the Offering, the Corporation, the Offered Securities and the Underlying Securities (provided that this representation is not intended to extend to information and statements relating to the Agent included in reliance upon and in conformity with information furnished to the Corporation by or on behalf of the Agent specifically for use therein) and shall otherwise contain the disclosure required by and conform, in all material respects, to the requirements of the applicable provisions of all Applicable Securities Laws;

(dd) none of the Preliminary Prospectus, the Final Prospectus, any Supplementary Material or the Registration Statement will contain a misrepresentation (provided that this representation is not intended to extend to information and statements relating to the Agent included in reliance upon and in conformity with information furnished to the Corporation by or on behalf of the Agent specifically for use therein);

(ee) all necessary corporate action has been taken or will have been taken prior to the Time of Closing by the Corporation so as to validly issue and sell the Special Warrants to the Purchasers and upon receipt by the Corporation of the purchase price as consideration for the issue of the Special Warrants, such Special Warrants will be validly issued and outstanding;

(ff) this Agreement, the Special Warrant Agreement, the Subscription Agreements, the Special Warrants, the Warrants, the Agent's Warrants, the Agent's Compensation Options, and all other contracts and instruments required in connection with the issue and distribution of the Offered Securities shall be, on or prior to the Closing Date, duly authorized, executed and delivered by the Corporation and shall be valid and binding obligations of the Corporation enforceable in accordance with their respective terms, subject to any applicable bankruptcy, reorganization, winding-up, insolvency, moratorium or other laws of general application, the unavailability of any equitable remedies, and that the enforcement of any rights against the Corporation under this Agreement with respect to indemnity or contribution may be limited by applicable law and may or may not be ordered by a court on grounds of public policy;

(gg) the attributes of the Underlying Securities will conform in all material respects with the description thereof described or to be described in the Final Prospectus and in the Registration Statement;

(hh) the forms of the certificates representing the Special Warrants, the Common Shares, the Warrants, the Agent's Warrants and the Agent's Compensation Options have been duly approved by the Corporation and comply with the provisions of the laws of its jurisdiction of incorporation, the regulations of the Exchange and the Applicable Securities Laws;

(ii) all necessary corporate action has been taken by the Corporation to authorize the creation of the Special Warrants, the issue and sale of the Special Warrants, the issue of the Underlying Securities upon the exercise of the Special Warrants, the creation and issue of the Agent's Warrants, the issue of the Agent's Compensation Options upon exercise of the Agent's Warrants and the issue of the Underlying Securities upon the exercise of the Agent's Compensation Options;

(jj) the Unit Shares and Warrant Shares issuable upon the exercise of the Special Warrants, the Warrants and the Agent's Compensation Options have been duly reserved and allotted for issuance and the Corporation has irrevocably reserved for issuance and will at all times keep available free from pre-emptive and other rights, out of its authorized and unissued capital stock, such number of Common Shares so as to fully satisfy the exercise of all Special Warrants, Warrants and Agent's Compensation Options including any adjustments as a result of the Conversion Rate Increase;

(kk) save as otherwise provided herein, other than the Agent, there is no person acting or to the Corporation's knowledge, purporting to act at the request of the Corporation, who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the transactions contemplated herein;

(ll) the Corporation will promptly notify the Agent in writing if there shall occur any material change or change in a material fact (in either case, whether actual, anticipated, contemplated or threatened and other than a change or change in fact relating solely to the Agent) or any event or development involving a prospective material change or a change in a material fact or any other change in any or all of the business, affairs, operations, assets (including information or data relating to the estimated value or book value of assets), liabilities (contingent or otherwise), capital, ownership, control, management or prospects of the Corporation, on a consolidated basis, or any other change which is of such a nature as to result in, or could result in a misrepresentation in the Preliminary Prospectus, Final Prospectus or any Supplementary Material or could render any of the foregoing not in compliance with any of the Applicable Securities Laws;

(mm) the Corporation will promptly notify the Agent in writing with full particulars of any such actual, anticipated, threatened or prospective change referred to in paragraph (ll) above and the Corporation shall, to the reasonable satisfaction of the Agent, file promptly and, in any event, within all applicable time limitation periods with the applicable regulatory authorities a new or amended Preliminary Prospectus, Final Prospectus or Supplementary Material, as the case may be, or material change report as may be required under the Applicable Securities Laws and shall comply with all other applicable filing and other requirements under the Applicable Securities Laws including, without limitation, any requirements necessary to qualify the issuance and distribution of the Common Shares and Warrants issuable upon the exercise of the Special Warrants and, to the extent permitted by the Ontario Securities Commission, the Agent's Compensation Options, and shall deliver to the Agent as soon as practicable thereafter its reasonable requirements of conformed or commercial copies of any such new of amended Preliminary Prospectus, Final Prospectus or Supplementary Material. The Corporation will not file any such new or amended disclosure documentation or material change report without first obtaining the written approval of the form and content thereof by the Agent, which approval shall not be unreasonably withheld or delayed, provided that the Corporation will not be required to file a registration statement or otherwise register or qualify the Underlying Securities for distribution outside Canada;

(nn) all of the Disclosure Documents and other materials filed by or on behalf of the Corporation with the Securities Commissions, the SEC, and the Exchange were true and correct in all material respects as of the date of such filing, and, to the extent required, provided full, true and plain disclosure of all material facts relevant to the Corporation and did not contain a misrepresentation;

(oo) the Corporation has not withheld, and will not withhold, from the Agent any material facts relating to the Corporation, the Subsidiaries or to the Offering, including, without limiting the generality of the foregoing, any material facts relating to any current or past business operations of the Corporation and any Subsidiary, and the Corporation has not, by omission, failed to advise the Agent or its counsel of any such material fact;

(pp) there is not, in the constituting documents or the by-laws of the Corporation or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Corporation is party, any restriction upon or impediment to the declaration or payment of dividends by the directors of the Corporation or the payment of dividends by the Corporation to the holders of its Common Shares;

(qq) the minute books of the Corporation and each Subsidiary provided to counsel to the Agent contain copies of all constituting documents and all resolutions of their directors and security holders;

(rr) the Corporation is not aware of any licensing or environmental legislation, regulation, by-law or lawful requirement presently in force or proposed to be brought into force which the Corporation anticipates that it or any of its Subsidiaries will be unable to comply with without materially adversely affecting its financial condition, results of operations, business or prospects of each jurisdiction in which its business is carried on;

(ss) the Corporation and each Subsidiary has conducted and is conducting its business in compliance, in all material respects, with all applicable licensing and environmental protection legislation, regulations or by-laws or other similar laws, bylaws, rules and regulations or other lawful requirements of each jurisdiction in which its business is carried on and holds all material licences, certificates, registrations, permits, consents or qualifications required in order to enable its business to be carried on as now conducted or as proposed to be conducted, and all such licences, certificates, registrations, permits, consents and qualifications are valid and subsisting and in good standing and none of such licenses, registrations or qualifications contains any burdensome term, provision, condition or limitation which has or is likely to have any material adverse effect on its business as now conducted and neither the Corporation nor any Subsidiary has received any notice of proceedings relating to the invocation of any such license, registration, permit or qualification which, if subject to an unfavorable decision, ruling or finding would materially adversely affect the business, operations, financial condition or income of the Corporation on a consolidated basis;

(tt) no notice has been received by the Corporation or any Subsidiary in respect of any infringement or misappropriation by the Corporation or any Subsidiary or by any of their respective officers, directors, employees, consultants or agents of any industrial or intellectual property rights of any person and the Corporation's and each Subsidiary's use of its Intellectual Property does not infringe upon, or constitute any misappropriation of, any industrial or intellectual property rights of any person. To the Corporation's knowledge, there is, and has not been, no infringement or other violation of any of the rights of the Corporation in and to the Intellectual Property;

(uu) all agreements between Da-Jung Resource Corp. and the Corporation, including without limiting the generality of the foregoing, the agreement made August 1997 between Heilongjiang Geological and Mining Technology Development Corp. have been terminated and the Corporation has no liability or obligations to Da-Jung Resource Corp. or any other Person under any such agreements, whether absolute or contingent or otherwise;

(vv) except as disclosed in the Disclosure Schedule to the knowledge of the Corporation and the officers and directors of the Corporation, (i) neither the Corporation nor any Subsidiary nor any of their respective properties has ever been or is now in any material respect in violation of any applicable environmental laws or orders; (ii) neither the Corporation nor any such Subsidiary, nor any third party has prior to the date hereof ever used, generated, manufactured, stored or disposed of on, under or about such properties or transported to or from such properties any Hazardous Substances; (iii) no facts, past or present events or conditions interfere with or prevent continued material compliance by the Corporation or any of such Subsidiary which, or give rise to any material present or potential legal, common law or statutory liability of the Corporation or any of such Subsidiary under, any applicable environmental law or order; (iv) there is no pending civil or criminal litigation, notice of violation or administrative proceeding involving the Corporation or any such Subsidiary and relating in any way to any environmental law or order for the purposes of this representation and warranty "Environmental Law and Order" shall mean any domestic or foreign, federal, provincial, state or local statute, law, ordinance, rule, regulation, guideline, decree or requirement of any governmental, regulatory or administrative body, agency or authority or any court or tribunal of judicial authority or any public, private or industry regulatory authority, whether international, national, United States, Canadian, provincial, state or local, pertaining to the protection of the environment for human health including, without limitation, all requirements relating to the manufacturer, processing distribution, used, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials, or waste, whether solid, liquid or gaseous in nature. For the purpose of this representation and warranty "Hazardous Substance" means any substance which is defined as a Hazardous Substance under any environmental law or order or that is toxic, explosive, corrosive, flammable, radio active, carcinogenic or otherwise hazardous and is regulated by any governmental authority or agency;

(ww) the Corporation and each Subsidiary owns all of its property and assets reflected in the audited consolidated financial statements, and the notes thereto, for the year ended December 31, 1999 and all other property and assets used by it in connection with its business with good and marketable title thereto, including without limitation its Intellectual Property, free and clear of all encumbrances, liens, charges, hypothecs, pledges, mortgages, title retention agreements, security interests of any nature, adverse claim, except as disclosed in Schedule "C" and save and except as to the property and assets which are subject to a license or other similar agreement in favour of the Corporation as disclosed in Schedule "C"; and

(xx) the Corporation will, during the period of distribution of the Offered Securities and the Underlying Securities, maintain the Trustee as the transfer agent and registrar in respect of the Warrants and the Common Shares in the City of Vancouver, and such other cities of Canada as may be required under Applicable Securities Laws.

6.  Conditions to Purchase Obligation

6.1 The following are conditions of the Purchasers' obligations to close the purchase of the Special Warrants from the Corporation as contemplated hereby, which conditions the Corporation covenants to exercise its reasonable best efforts to have fulfilled at or prior to the Closing Date, which conditions may be waived in writing in whole or in part by the Agent on its own behalf and on behalf of the Purchasers:

(a) the Corporation shall have made and/or obtained the necessary filings, approvals, consents and acceptances to or from, as the case may be, the Securities Commissions, the SEC and the Exchange, if any, required to be made or obtained by the Corporation in connection with the Offering, on terms which are acceptable to the Corporation and the Agent, acting reasonably, prior to the Closing Date;

(b) the Common Shares and the Warrant Shares (including the Common Shares and Warrant Shares issuable upon the exercise of the Agent's Compensation Options) issued in connection with the Offering shall have been accepted for listing and posting by the Exchange, subject to the usual conditions and payment of the applicable additional listing fee to the Exchange;

(c) the Corporation's board of directors shall have authorized and approved this Agreement, the Subscription Agreements, Special Warrant Agreement, the respective forms of the Special Warrants, Warrants and Agent's Warrants, the Agent's Compensation Options and all other agreements and instruments prepared in connection with the Offering, the sale of the Offered Securities, the issuance of the Underlying Securities and all matters relating to the foregoing;

(d) as at the Closing Date, the Corporation will deliver a certificate addressed to the Agent and to the Purchasers, signed by its Chief
Executive Officer certifying that:

(i) there has been no adverse material change (actual, proposed or prospective, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation on a consolidated basis, since December 31, 1999 (the "Effective Date") which has not been generally disclosed;

(ii) since the Effective Date, no material change relating to the Corporation, on a consolidated basis, except for the Offering, has occurred with respect to which the requisite material change statement or report has not been filed and no such disclosure has been made on a confidential basis;

(iii) the representations and warranties of the Corporation contained in this Agreement are true and correct at the Time of Closing, with the same force and effect as if made by the Corporation as at the Time of Closing after giving effect to the transactions contemplated hereby;

(iv) the Corporation has complied with all the covenants and satisfied all the terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Time of Closing;

(v) no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the securities of the Corporation (including the Special Warrants, Agent's Warrants and the Underlying Securities) has been issued or made by any stock exchange, securities commission or other regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or to the knowledge of the Corporation, contemplated or threatened by any stock exchange, securities commission or other regulatory authority;

(vi) there are no actions, suits, proceedings or inquiries, formal or informal pending or threatened against or affecting the Corporation, at law or in equity, before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality in Canada, the United States or elsewhere which may, in any way, materially and adversely affect the Corporation;

(vii) no failure or default on the part of the Corporation exists under any Applicable Law or any under license, permit or other instrument granted or issued to the Corporation or under any contract, license, agreement or other instrument to which the Corporation is a party or by which the Corporation is bound, which may, in any way, materially and adversely affect the Corporation and the execution, delivery and performance of this Agreement and the allotment, issue and sale of the Special Warrant, Agent's Warrants and Underlying Securities will not result in such default;

(viii) the charter documents, including any articles of amendment and by-laws of the Corporation and each Subsidiary attached to the certificate are full, true and correct copies and are in full force and effect; and

(ix) such other matters as the Agent or its legal counsel may reasonably request.

(e) the Corporation will have caused a favorable legal opinion to be delivered by its Canadian and United States counsel, addressed to the Agent and the Purchasers with respect to such matters as the Agent may reasonably request relating to this transaction, acceptable in all reasonable respects to the Agent's counsel. In giving such opinion, counsel to the Corporation shall be entitled to rely, to the extent appropriate in the circumstances, upon local counsel and shall be entitled as to matters of fact not within their knowledge to rely upon a certificate of fact from responsible persons in a position to have knowledge of such facts and their accuracy including a certificate of the Corporation's registrar and transfer agent as to the outstanding
securities of the Corporation.   The Corporation agrees that the
aforesaid legal opinions will be addressed to the Agent and the Purchasers and that the Agent may deliver copies thereof to such persons;

(f) the Corporation shall have caused, on or before the Closing Date, the Agent's nominee to the board of directors of the Corporation to have been duly appointed to the board of directors of the Corporation;

(g) each of the Corporation's senior officers, including, the Corporation's chief executive officer, chief financial officer and "Insiders" of the Corporation (within the meaning of the Applicable Securities Laws of Ontario) who own or control at least 5% of the issued and outstanding Common Shares shall have entered into an agreement with the Corporation and the Agent, providing that they will not, without the prior written consent of the Agent, from the date hereof, until the date which is the earlier of 150 days following the Closing Date and the date both a receipt for a Final Prospectus has been issued by each of the Securities Commissions in the Qualifying Provinces and an Effective Registration has been filed (the "Restricted Period") sell, assign, transfer or otherwise dispose of any of their securities of the Corporation. The Agent agrees that this contractual restriction shall apply to only 3,000,000 of the total number of Common Shares held by Da-Jung Resources Corp. The Agent further agrees that this contractual restriction shall not apply to incentive stock options existing on the date hereof which have been granted by the Corporation or the disposition of Common Shares acquired on the exercise of such incentive stock options and shall also be subject to the usual exemptions regarding the release of shares subject to an escrow including, pertaining to a takeover-bid made to all shareholders;

(h) the delivery by the Corporation of such other certificates, statutory declarations, agreements or materials, in form and substance satisfactory to the Agent and its legal counsel as the Agent and its legal counsel may reasonably request; and

(i) the Corporation shall have complied with and fulfilled all of the terms, covenants and conditions of this Agreement on its part to be complied with or fulfilled up to the Time of Closing.

7.  Additional Documents Upon Filing of Prospectus.

7.1 The Corporation shall cause to be delivered to the Agent as required by Applicable Securities Laws, concurrently with the filing of the Preliminary Prospectus, Final Prospectus, or any Supplementary Material executed by the Agent, a comfort letter dated the date thereof from the auditors of the Corporation and addressed to the Agent and to the directors of the Corporation relating to:

(a) the verification of the financial information and accounting data and other numerical data of a financial nature contained therein and matters involving changes or developments since the respective dates as of which specified financial information is given therein, to a date not more than two business days prior to the date of such letter; and

(b) the period beyond the most recent year end of the Corporation for which an audited financial statement appears therein to a date not more than two business days prior to the date of such letter.

8.  Closing.

8.1 The Offering, inclusive of the sales to and subscription by persons resident in the United States and by U.S. Persons, will be completed at the offices of the Corporation's counsel at the Time of Closing or such other place, date or time as may be mutually agreed to; provided that if the Corporation has not been able to comply with any of the covenants or conditions set out herein required to be complied with by the Time of Closing or such other date and time as may be mutually agreed to, the respective obligations of the parties will terminate without further liability or obligation except for payment of expenses, indemnity and contribution provided for in this Agreement.

8.2 At the Time of Closing, the Corporation shall deliver to the Agent on behalf of the Purchaser:

(a) certificates duly registered as the Agent may in writing direct representing the Special Warrants, and the Agent's Warrants;

(b) the requisite legal opinions and certificates as contemplated above; and

(c) such further documentation as may be contemplated herein or as counsel to the Agent or the applicable regulatory authorities may reasonably require, against payment of the purchase price for the Special Warrants (net of the Fee and Legal Costs as defined below) and subject to Section 8.3 below, by certified cheque or bank draft payable to, or to the order of, the Corporation, and delivery of the Subscription Agreements and other documentation required to be provided by or on behalf of the Purchasers or the Agent pursuant to this Agreement.

The Corporation covenants and agrees, upon receipt of such funds to forthwith make payment of the Agency Fee payable pursuant to Section 4.1 hereof and all fees, expenses, costs and disbursements payable to the Agent pursuant to Section 10 hereof (collectively the "Fee") payable to the Agent hereunder and the fees (inclusive of all disbursements and goods and services tax) of the Agent's legal counsel incurred in respect of the Offering (the "Legal Costs"). Alternatively, in full satisfaction of the Agent's obligations in respect to payment of the gross proceeds of the sale of the Special Warrants and the Corporation's obligation in respect of the Fee, the Agent may deliver a certified cheque in the amount of such gross proceeds, less the Fee and less the Legal Costs (which Legal Costs shall include the reasonable anticipated Legal Costs in respect of the preparation and filing of the Preliminary Prospectus, the Final Prospectus, the Registration Statement and all related matters provided such Legal Costs, inclusive of all disbursements, goods and services tax, local counsel fees and disbursements shall not exceed Cdn. $200,000) against delivery of the Corporation's receipt for the gross proceeds of the sale of the Special Warrants inclusive of the sale of the Special Warrants in the United States or to U.S. Persons.

8.3 The Corporation acknowledges and agrees that 15% of the gross proceeds received from Purchasers in Canada (the "Escrow Proceeds") shall be maintained in escrow by Pacific Corporate Trust Company or such other escrow agent as may be mutually agreed to between the Corporation and the Agent (the "Escrow Agent") pursuant to the terms of an escrow agreement. The escrow agreement shall provide that the Escrow Proceeds shall be maintained in escrow by the Escrow Agent until the earlier of the date of each of the receipts for the final prospectus has been issued by the Commissions in the Qualifying Provinces and an Effective Registration has been filed or 12 months following the Closing Date.

9.  Termination of Purchase Obligation - the Agent.

9.1 Without limiting any of the foregoing provisions of this Agreement, and in addition to any other remedies which may be available to it, the Agent (on its own behalf and on behalf of the Purchasers) shall be entitled, at its option, to terminate and cancel, without any liability on its part (or on the part of the Purchasers), its obligations (and the obligations of the Purchasers) under this Agreement to purchase the Special Warrants, by giving written notice to the Corporation at any time through to the Time of Closing on the Closing Date if:

(a) any order (other than an order based solely upon the activities or alleged activities of the Agent) to cease or suspend trading in any securities of the Corporation is made by any stock exchange, Securities Commission or other regulatory authority, which has not been rescinded, revoked or withdrawn;

(b) any order or ruling is issued, any inquiry, investigation or other proceeding (whether formal or informal) in relation to the Corporation or directors or officers thereof is made, threatened or announced by any officer or official of any stock exchange, SEC, Securities Commissions or any other federal, state or provincial regulatory authority (other than an order based solely upon the activities or alleged activities of the Agent) or any law or regulation is promulgated or changed which, in the reasonable opinion of the Agent, operates to prevent or restrict trading in the Common Shares of the Corporation or distribution of the Offered Securities or, if, in the opinion of the Agent, the announcement or commencement thereof adversely affects or could reasonably be expected to affect adversely the offering or continued offering of the Special Warrants as herein contemplated;

(c) there should develop, occur or come into effect any incident of national or international consequence, any law, regulation or inquiry or any other event, action or occurrence of any nature whatsoever which, in the reasonable opinion of the Agent, materially and adversely effects or may materially and adversely effect the business of the Corporation;

(d) there should occur any material change or change in a material fact which, in the reasonable opinion of the Agent would be reasonably expected to have a material adverse effect on the market price or value of the Offered Securities or could reasonably be expected to result in the Purchaser's of a material number of Special Warrants exercising their right under Applicable Securities Laws to withdraw from or rescind the purchase thereof or sue for damages in respect thereof;

(e) the state of the financial markets in Canada is such that in the reasonable opinion of the Agent, the Offered Securities cannot be profitably marketed or sold; or

(f) the Corporation shall be in breach of, or default under or non-compliance with any representation, warranty, term of condition of this Agreement.

The occurrence or non-occurrence of any of the foregoing events or circumstances to be determined in the sole discretion of the Agent, acting reasonably.

The Agent shall make reasonable efforts to give notice to the Corporation (in writing or by other means) of the occurrence of any of the events or circumstances referred to in this section, provided that neither the giving nor the failure to give such notice shall in any way affect the Agent's entitlement to exercise this right at any time through to the Time of Closing.

The Agent's rights of termination contained in this section are in addition to any other rights or remedies it may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement.

9.2 If the obligations of the Agent and the Purchasers are terminated under this Agreement pursuant to the termination rights provided for in
Section 9.1, the Corporation's liabilities to the Agent shall be limited to the Corporation's obligations under Sections 10, 12 and 12 which obligations shall remain in full force and effect in accordance with their respective terms.

10.  Expenses and Work Fee.

10.1 Whether or not the Offering is completed, the Corporation agrees to pay all reasonable costs, fees and expenses incurred by the Agent from time to time in connection with the Offering or incidental to the performance of its obligation hereunder, including, without limitation:

(a) all expenses incidental to the sale, issue or distribution of the Special Warrants, the qualification of the Underlying Securities and the other transactions herein set forth;

(b) all costs incurred in connection with the preparation of documents or certificates relating to the Offering, including the Preliminary Prospectus, the Final Prospectus and the Registration Statement; and

(c) all expenses and fees incurred by the Agent including all Legal Costs and all other fees and expenses incurred by the Agent or on its behalf in relation to the due performance of its obligations hereunder, including any expenses or reimbursement for expenses paid to a sub-agent by the Agent. The Agent acknowledges that it has received the amount of $15,000 as an advance against such expenses of which $10,000 shall be applied against its legal costs. To the extent that goods and services tax or provincial sales tax is exigible upon any of the foregoing fees or expenses, the Corporation shall be responsible for payment therefor.

11.  Indemnity.

11.1 The Corporation covenants and agrees to indemnify the Agent and its directors, officers, employees and agents (each being hereinafter referred to as an "Indemnified Party"), against, and to reimburse the Agent promptly upon demand for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending, all losses (other than a loss of profits), claims, damages, liabilities, costs or expenses (collectively, a "Claim") which an Indemnified Party may suffer or incur, caused or incurred in connection with this Offering by reason of or in any way relating to directly or indirectly:

(a) any statement, other than a statement relating solely to the Agent, contained in any of the Offering Documents which constitutes a misrepresentation;

(b) any statement, other than a statement relating solely to the Agent and provided by or on behalf of the Agent, contained in the Disclosure Documents which at the time and in the light of the circumstances under which it was made, contained a misrepresentation;

(c) the omission to state in any of the Offering Documents, in the Disclosure Documents or any certificate of the Corporation delivered hereunder or pursuant hereto any material fact (other than a material fact omitted in reliance upon and in conformity with information furnished to the Corporation by or on behalf of the Agent) required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances under which it was made;

(d) any order made or inquiry, investigation or proceeding commenced or threatened by any Securities Commission or other competent authority based upon any misrepresentation or alleged misrepresentation in any of the Offering Documents or the Disclosure Documents (other than a statement included in reliance upon and in conformity with information furnished to the Corporation by or on behalf of the Agent specifically for use therein) which prevents or restricts the trading in the Offered Securities or the distribution or distribution to the public, as the case may be, of the Offered Securities, in any of the Qualifying Provinces;

(e) the Corporation not complying with any requirement of any Applicable Securities Laws or regulatory in connection with the transactions herein provided; or

(f) any breach of any representation or warranty of the Corporation contained herein or the failure of the Corporation to comply with any of its obligations hereunder.

11.2 If any Claim shall be asserted against an Indemnified Party in respect of which indemnity may be sought from the Corporation pursuant to the provisions of Section 11.1 or if any potential Claim contemplated hereby shall come to the knowledge of an Indemnified Party, the Indemnified Party shall promptly notify the Corporation in writing; but the omission to so notify the Corporation will not relieve the Corporation from any liability it may otherwise have to the Indemnified Party pursuant to Section 11.1. The Corporation shall be entitled but not obligated to participate in or assume the defense thereof; provided, however, that the defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably. In addition, the Indemnified Party shall also have the right to employ separate counsel in any such action and participate in the defence thereof and the reasonable fees and expenses of such counsel shall be borne by the Indemnified Party unless:

(a) the employment thereof has been specifically authorized in writing by the Corporation;

(b) the Indemnified Party has been advised by counsel that representation of the Corporation and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them; or

(c) the Corporation has failed within a reasonable time after receipt of such written notice to assume the defense of such action or claim; provided that in no event shall the Corporation be required to assume the fees and expenses of more than one counsel for all Indemnified Parties. Neither party shall effect any settlement of any such Claim or make any admission of liability without the written consent of the other party, such consent to be promptly considered and not to be unreasonably withheld. The indemnity hereby provided for shall remain in full force and effect and shall not be limited to or affected by any other indemnity in respect of any matters specified herein obtained by the Indemnified Party from any other person.

11.3 To the extent that any Indemnified Party is not a party to this Agreement, the Agent shall obtain and hold the right and benefit of the indemnity provisions of Section 11.1 in trust for and on behalf of such Indemnified Party.

11.4 The rights of indemnity contained in this Section 11 in respect of a Claim based on a misrepresentation or omission or alleged misrepresentation or omission in either the Preliminary Prospectus, Final Prospectus or any Supplementary Material shall not apply if the Corporation has complied with Section 5(ll) hereof and the person or company asserting such Claim was not provided with a copy of the Preliminary Prospectus, Final Prospectus or any Supplementary Material (which is required under the Applicable Securities Laws to be delivered to such person or company by the Agent) which corrects such misrepresentation or omission or alleged misrepresentation or omission which is the basis of such Claim.

The Corporation hereby waives its rights to recover contribution from the Agent with respect to any liability of the Corporation by reason of or arising out of any misrepresentation contained in the Preliminary Prospectus, the Final Prospectus or in any Supplementary Material; provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of:

(a) or arising out of any misrepresentation which is based upon or results from a statement or information relating solely to or provided by the Agent contained in such document; or

(b) any failure by the Agent or members of their banking or selling group (if any) to provide prospective purchasers of the Special Warrants any document which the Corporation is required to provide to such prospective purchasers and which it has provided to the Agent to forward to such prospective purchasers.

The Corporation hereby agrees to take all necessary and reasonable steps to ensure that no default judgment or other default proceedings are brought against an Indemnified Party in any jurisdiction in respect of any Claim and, where required for that purpose, will consent to or submit to the jurisdiction of any court and defend any Claim on behalf of any Indemnified Party in any such jurisdiction, provided that nothing herein shall limit the Corporation's right or ability to contest, at its expense, on behalf of an Indemnified Party the appropriate jurisdiction or forum for the determination of any such Claim so long as default judgment or other default proceedings are not in the interim brought by an party making such Claim.

12.  Contribution.

12.1 In the event that the indemnity provided for in Section 11 is, for any reason, illegal, unenforceable or otherwise unavailable, in whole or in part, as being contrary to public policy or for any other reason, the Agent and the Corporation shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities (including any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any Claim which is the subject of this section but excluding loss of profits or consequential damages) of the nature provided for above such that the Agent shall be responsible for that portion represented by the percentage that the Agency Fee payable by the Corporation to the Agent bears to the gross proceeds from the sale of the Special Warrants and the Corporation shall be responsible for the balance, provided that, in no event, shall the Agent be responsible for any amount in excess of the amount of the Agency Fee actually received by it. In the event that the Corporation may be held to be entitled to contribution from the Agent under the provisions of any statute or law, the Corporation shall, in respect of the Agent, be limited to contribution in an amount not exceeding the lesser of: (i) the portion of the full amount of losses, claims' costs, damages, expenses and liabilities, giving rise to such contribution for which the Agent is responsible, as determined above, and (ii) the amount of the Agency Fee actually received by the Agent. Notwithstanding the foregoing, a party guilty of fraud, fraudulent misrepresentation, or gross negligence, shall not be entitled to contribution from the other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this section, notify such party from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this Agreement unless such notice has been provided but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section. The right to contribution provided in this section shall be in addition and not in derogation of any other right to contribution which the Agent or the Corporation may have by statute or otherwise by law.

12.2 If any of the provisions of Section 12.1 is determined to be void, voidable or unenforceable, in whole or in part, such determination shall not affect or impair or be deemed to affect or impair the validity of any other provision of this Agreement and such void, voidable or unenforceable provision shall be severable from this Agreement.

13.  The Special Warrants.

13.1 The Corporation agrees that the Special Warrant Agreement shall provide that in the event a receipt for the Final Prospectus is not issued therefor by the Securities Commission in the Qualifying Provinces or an Effective Registration is not filed on or before the Qualification Deadline, then:

(a) the Corporation shall immediately deliver written notice to all holders of Special Warrants and the Agent advising them of such event or events; and

(b) each holder of a Special Warrant will be entitled to receive, upon exercise and for no additional consideration, a Unit (comprising of 1.1 Common Shares and 0.55 of a Warrant in lieu of 1.0 Common Shares and
0.50 Warrant).

For greater certainty, the Corporation acknowledges that the foregoing adjustment shall not derogate from the obligation of the Corporation to continue to use its commercial best efforts to prepare and file the Final Prospectus and obtain a final receipt of the Securities Commission in the Qualifying Province in respect of the Final Prospectus and to file an Effective Registration on or before the Time of Expiry.

14.  Survival of Warranties, Representations, Covenants and Agreements.

14.1 All warranties, representations, covenants and agreements of the Corporation and the Agent herein contained, or contained in documents submitted or required to be submitted pursuant to this Agreement, shall survive the purchase by the Purchasers of the Offered Securities and shall continue in full force and effect for the benefit of the Purchasers for a period ending on the Survival Limitation Date. Notwithstanding the foregoing, the provisions contained in this Agreement in any way related to the indemnification of the Agent by the Corporation, or the contribution obligations of the Agent or those of the Corporation, shall survive and continue in full force and effect, until liability to the Indemnified Parties arising out of the transactions contemplated by this Agreement has been extinguished by operation of law.

15.  Appointment as Fiscal Agent.

15.1 The Corporation appoints and retains the Agent as exclusive agent and fiscal advisor in Canada for a term of two (2) years from the Closing Date, and grants to the Agent a right of first refusal to participate and manage any subsequent Canadian financing, merger, acquisition, sale or takeover for a period of three (3) years from the Closing Date (excluding any non broker dealer transaction), contingent upon the successful completion of the Offering.

16.  General Contract Provisions.

16.1 Any notice or other communication to be given hereunder shall be in writing and shall be given by delivery or by telecopier, as follows: if to the Corporation:

c/o Urbana.ca Enterprises Group
211 Water Street North
Cambridge, ON N1R 3B9
Attention: Jason Cassis, C.E.O.
Fax:  (519) 740-1190

with a copy to:

Maitland & Company
700-625 Howe Street
Vancouver, B.C. V6C 2T6
Attention: Chris Farber
Fax: (604) 681-3896

or if to the Agent:

Groome Capital.com Inc.
20 Toronto Street
Suite 900
Toronto, ON M5C 2B8
Attention: Gordon Larock
Fax:  (416) 861-9992
with a copy to:
Fraser Milner
Suite 4100
1 First Canadian Place
100 King Street West
Toronto, ON M5X 1B2
Attention: Rubin Rapuch
Fax:  (416) 863-4592

and if so given, shall be deemed to have been given and received upon receipt by the addressee or a responsible officer of the addressee if delivered, or four hours after being telecopied and receipt confirmed during normal business hours at the location of the recipient, as the case may be. Any party may, at any time, give notice in writing to the others in the manner provided for above of any change of address or telecopier number.

16.2 This Agreement and the other documents herein referred to (including the Subscription Agreements) constitute the entire agreement between the Agent and the Corporation relating to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, between the Agent and the Corporation with respect to their respective rights and obligations in respect of the Offering, including the Letter Agreement dated January 28, 2000.

16.3 This Agreement may be executed by telecopier and in one or more counterparts which, together, shall constitute an original copy hereof as of the date first noted above.

17.  Successors.

17.1 This Agreement shall enure to the benefit of, be binding upon, the Corporation and the Agent and their respective successors (including successors by reason of amalgamation, merger, business combination or arrangement) and legal representatives and nothing expressed or mentioned in this Agreement is intended and shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person.

If this Agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Corporation, please communicate your acceptance by executing where indicated below and returning one originally executed copy to the Agent.

Yours very truly,

GROOME CAPITAL.COM INC.


By: /s/  Gordon Larock
Gordon Larock, President

The foregoing accurately reflects the terms of the transaction which we are to enter into and such terms are agreed to with effect as of the date first above written.

URBANA.CA, INC.


By: /s/  Jason Cassis
Jason Cassis, Chief Executive Officer

                                 SCHEDULE "A"
                            DETAILS OF THE OFFERING

This is Schedule "A" to the Agency Agreement between Urbana.ca, Inc. and Groome Capital.com Inc. made as of

                                    TERM SHEET

                                  Urbana.ca, Inc.

                                Up to US$25,000,000
                 Private Placement Offering of Special Warrants


Issuer:

Urbana.ca, Inc. (the "Company")

Agent:

Groome Capital.com Inc. (the "Agent")

Sub-Agent:

InvestIn.com Securities Corp. (Delaware)

Offering:

The Company will issue up to 5,555,555 Special Warrants at a price of US$4.50 per Special Warrant pursuant to a best-efforts offering by the Agent in Canada (the "Canadian
Offering"). Of the 5,555,555 Special Warrants, a maximum of 1,777,777 Special Warrants will be made available to subscribers on the President's List identified by the Company (the "President's List"). Some or all of the
Subscribers on the President's List may be resident in the U.S. The only U.S. residents who will be subscribing for Special Warrants will be persons on the President's List in the United States as identified by the Company. To the extent that Special Warrants are sold to subscribers in the United States, the number of Special Warrants available for sale under the Canadian Offering will be correspondingly reduced. The Sub-Agent shall be responsible for carrying out all administrative functions with respect to subscriptions obtained or received from persons in the United States as identified by the Company
(the "U.S. Offering"). Each Special Warrant will entitle the holder to receive, for no additional consideration, one Common Share and one half of one Common Share Purchase
Warrant. Each whole Common Share Purchase Warrant will entitle the holder to purchase one Common Share at a price of US$10.00 for a period of 24 months from the date of closing of this offering.

In connection with the Canadian Offering and the U.S.
Offering, the Company will agree to use its best efforts to prepare and file, within 150 days following the date on which the Special Warrants are issued, a final prospectus
(the "Prospectus") with the securities regulatory authorities in each Canadian jurisdiction in which the Special Warrants are sold (the "Qualifying Provinces") and to obtain receipts therefor qualifying the distribution of the Common Shares, Common Share Purchase Warrants and the
Common Shares issuable on exercise of the Common Share
Purchase Warrants (the "Underlying Securities") and to file an effective registration statement providing for the registration of the resale of the Common Shares issuable on the exercise of the Special Warrants and the Common
Shares issuable upon the exercise of the Common Share
Purchase Warrants with the United States Securities and
Exchange Commission and state regulatory authorities as applicable (an "Effective Registration"). To the extent that Special Warrants are sold in the United States, the Company will make filings with federal and state securities regulatory authorities necessary and appropriate to secure exemptions from registration or qualification of such sale of the Special Warrants. The
Company is under no obligation to accept a subscription for Special Warrants.

Amount:

Up to US$25,000,000 aggregate amount

Special Warrants:

The Special Warrants will be issued pursuant to a Special
Warrant Agreement, which will provide that the Special
Warrants will expire on the earlier of (i) the 5th business day after the later of the day on which a receipt for the final Prospectus has been issued by the last of the securities commissions in each of the Qualifying
Provinces and the date of an Effective Registration, or
(ii) the first anniversary of the date on which the Special Warrants are issued (the "Expiry Time").

The net proceeds from the sale of the Special Warrants will be received by the Company at the closing of the Special Warrant transaction (expected to occur on or about
April 25, 2000) subject to any required approvals from applicable authorities. If either an Effective
Registration or a receipt for the final Prospectus is not received from the last of the securities commissions in each of the Qualifying Provinces by 5:00 p.m. (Toronto time) on the date which is 150 days following the issue of the Special Warrants, then from and after such date, each Special Warrant will entitle the holder thereof to acquire, without payment of additional consideration, 1.1
Common Shares and 0.55 Common Share Purchase Warrants on the exercise or deemed exercise of the Special Warrant.
Any Special Warrants not exercised prior to the Expiry
Time will be deemed to have been exercised immediately prior to the Expiry Time without any further action on the part of the holder or the Company.

Resale Restrictions:

The Common Shares will be subject to statutory resale restrictions in Canada if the Special Warrants are exercised prior to the issuance of a receipt for a final
Prospectus. In addition, the Special Warrants are subject to resale restrictions.

Shares Outstanding:

Pre-financing Basic             22, 048,293

Minimum Subscription Canadian Offering:

$150,000 for subscribers resident in or subject to the laws of Ontario and Quebec and $97,000 for subscribers resident in or subject to the laws of Alberta and British
Columbia, or such other jurisdictions as may be agreed to by the Company and the Agent.

Use of Proceeds:

The Company intends to use the proceeds of the offering, after deducting expenses and fees, to fund operating deficits, research and development, joint venture agreements, acquisitions and working capital.

Dividend:

The Company has never paid dividends and does not intend to pay dividends on its Common Shares in the foreseeable future. The Company's current intention is to reinvest earnings to finance long-term growth.

Commission:

At the Closing of the Special Warrant transaction, the Agent shall be paid

(i) save as otherwise set forth below, a cash commission of 8.0% of the capital raised in respect of the Canadian Offering and a 4% fiscal advisory fee with respect to the capital raised in respect of the U.S. Offering provided that any fees paid by the Company, to an agent in connection with the U.S. Offering shall correspondingly reduce the fiscal advisory fee payable to the Agent. The Agent shall receive a cash commission of 4% (as opposed to 8%) in respect of capital raised from persons identified in writing by the Issuer on the 'President's List; and

(ii) Compensation Options equal to 10% of the units issued pursuant to the Offering, inclusive of the U.S. Offering.

Conditions Precedent to Closing:

The closing of the Special Warrant transaction will be contingent upon customary closing conditions, including without limitation, the execution of an agency agreement acceptable to Agent and the completion of due diligence activities by or on behalf of Agent.

Date of Closing:

April 25, 2000 or such other date as agreed by the Company and the Agent.

Note: These terms do not constitute any form of binding contract but rather are solely for the purpose of outlining those financial terms pursuant to which a definitive agreement may ultimately be entered into. The terms of any investment are contingent upon completion of due diligence to the satisfaction of Groome Capital.com Inc. The investment is also contingent upon, among other things, legal, technical, patent and market assessments, product review and negotiation of satisfactory closing documents, including without limitation the form of Special Warrant and an Agency Agreement containing covenants, representations and warranties.